Exhibit 10.2

Medicine Man Technologies, Inc.
2017 Equity Incentive Plan

Stock Award Agreement

This Stock Award Agreement (this “Agreement”) is made and entered into as of June 24, 2022, by and between Medicine Man Technologies, Inc., d/b/a Schwazze, a Nevada corporation (the “Company”), and Jonathan Berger, who is a member of the Board of Directors of the Company (the “Participant”) under and in accordance with the Medicine Man Technologies, Inc. 2017 Equity Incentive Plan, as amended (the “Plan”).

1.                   Award of Shares.

1.1               Grant. The Company hereby grants to the Participant this Stock Award, for service as a Chair of the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee of the Board of Directors of the Company (the “Board”) previously rendered and to be rendered during the year in which this Agreement is executed. Pursuant to this Stock Award, the Participant is entitled to receive the number of shares of Common Stock of the Company equal to the “Determined Amount.” For purposes of this Agreement and the Plan, the “Determined Amount” means the number of shares of Common Stock (rounded up to the nearest whole share) equal to (a) $12,000 divided by the closing price of the Common Stock on June 16, 2022 for service as Chair of the Audit Committee of the Board, plus (b) $8,000 divided by the closing price of the Common Stock on June 16, 2022 for service as Chair of the Compensation Committee of the Board, plus (c) $5,000 divided by the closing price of the Common Stock on June 16, 2022 for service as Chair of the Nominating and Corporate Governance Committee of the Board. For clarity, this Agreement hereby makes an award of 19,085 shares of Common Stock (that is, $25,000 divided by $1.31), to the Participant (the “Awarded Shares”).

1.2               Consideration. The Stock Award being made pursuant to this Agreement and under the Plan is intended to (a) attract and retain highly qualified individuals to serve as directors of the Company and chair Board committees, (b) increase non-employee directors’ stock ownership in the Company and (c) align non-employee directors’ financial interests more closely with those of the stockholders of the Company.

1.3               Plan Document Governs. The Awarded Shares and this Agreement are subject to all of the applicable terms and conditions of the Plan as approved by the Company’s stockholders. The terms and provisions of the Plan as it may be amended from time to time are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained in this Agreement and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail. Capitalized words and phrases used but not defined herein will have the meaning ascribed to them in the Plan.

1.4               Additional Agreements. Participant agrees upon request to execute any further documents or instruments necessary or desirable in the sole determination of the Company to carry out the purposes or intent of the Award.

2.                   Payment for the Awarded Shares. The Participant shall not be required to make any payment for the Awarded Shares granted under this Agreement.

3.                   Vesting. Subject to the transfer restrictions under this Agreement, the Plan and the Company’s governing documents, the Participant shall have full beneficial ownership of, and rights and privileges of a shareholder as to Awarded Shares, including the right to vote and the right to receive dividends.

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4.                   Issuance of Shares.

4.1               Timing of Issuance. As soon as administratively practicable after this Agreement is fully executed, the Company shall issue the shares of Common Stock representing the Awarded Shares registered in the name of the Participant, the Participant’s authorized assignee, or the Participant’s legal representative, which issuance shall be evidenced by stock certificates representing the shares with the appropriate legends affixed thereto, appropriate entry on the books of the Company or of a duly authorized transfer agent, or other appropriate means as determined by the Company.

4.2               Issuance Subject to Government and Other Regulations. The obligation of the Company to deliver the shares of Common Stock awarded under this Agreement and the Plan shall be subject to all applicable laws, rules and regulations and such approvals by any governmental agencies or regulatory authorities as may be required or be deemed necessary or appropriate by counsel for the Company.

5.                  Stockholder Rights. The Participant shall not have any rights as a stockholder of the Company with respect to the Awarded Shares of Common Stock unless and until certificates representing the shares have been issued by the Company to the Participant as the holder of such shares, or the shares have otherwise been recorded on the books of the Company or of a duly authorized transfer agent as owned by such holder.

6.                   Limitations on Transfer.

6.1               Transferability. The Participant will not sell, assign, hypothecate, donate, encumber or otherwise dispose of any interest in the Awarded Shares except in compliance with this Agreement, the Company’s bylaws, any stockholders’ agreement that the Participant may be required to execute, applicable securities laws or Company or underwriter trading policies. For clarity, no sale, transfer or other disposition of the Awarded Shares or any interest in the Awarded Shares may occur unless the Company has first determined that such sale, transfer or other disposition is permitted by applicable securities laws (even if otherwise allowed by this Agreement and the Company’s corporate governance documents).

6.2               Restrictive Legends. Certificates for the Awarded Shares may include any legend which the Company deems appropriate to reflect any or all of the applicable restrictions on transfers.

6.3               Stop-Transfer Orders. The Participant agrees that, in order to ensure compliance with the restrictions referred to herein and the Plan, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records. In addition, the Company shall not be required (i) to transfer on its books any Awarded Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or the Plan or other governing document or (ii) to treat as the owner or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Awarded Shares shall have been so transferred.

7.                  Adjustments. If the outstanding Common Stock shall at any time be changed or exchanged by exchanges of shares, recapitalization, merger, consolidation or other corporate reorganization in which the Company is the surviving corporation, the number of Awarded Shares may be adjusted or terminated in any manner as contemplated by Section 11 of the Plan.

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8.                   Withholding; Tax Liability.

8.1               Withholding. If the Company, in its discretion, determines that it is obligated to withhold any tax in connection with the grant of the Awarded Shares to the Participant, the Participant must make arrangements satisfactory to the Company to pay or provide for any applicable federal, state and local withholding obligations of the Company. The Participant may satisfy any federal, state or local tax withholding obligation relating to the Awarded Shares by any of the following means or by a combination of such means: (a) tendering a cash payment; (b) authorizing the Company to withhold shares of Common Stock from the shares of Common Stock otherwise issuable to the Participant as a result of the award made pursuant to this Agreement; provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law; or (c) delivering to the Company previously owned and unencumbered shares of Common Stock. The Company has the right to withhold taxes from any compensation paid to a Participant.

8.2               Notwithstanding any action the Company takes with respect to any or all income tax, social insurance, payroll tax, or other tax-related withholding (“Tax-Related Items”), the ultimate liability for all Tax-Related Items is and remains the Participant’s responsibility and the Company (a) makes no representation or undertakings regarding the treatment of any Tax-Related Items in connection with the grant, vesting, or any other action related to the Awarded Shares or the subsequent sale of any of the Award Shares and (b) does not commit to structure the award made under this Agreement and pursuant to the Plan to reduce or eliminate the Participant’s liability for Tax-Related Items.

8.3               The Participant understands and agrees that (a) the Company will only recognize the Participant as a record holder of the Awarded Shares if the Participant has paid or made, prior to any relevant taxable or tax withholding event, as applicable, adequate arrangements satisfactory to the Company to satisfy any withholding obligation the Company may have for Tax-Related Items and (b) the Company has no obligation to deliver the Awarded Shares to or on behalf of the Participant until the Participant has satisfied the obligations in connection with the Tax-Related Items.

9.                  Leak Out. All shares of Common Stock issued pursuant to this Agreement may be liquidated at a daily rate of no more than 5% of the preceding 5 day average volume of the Company’s Common Stock on any given trading day.

10.              Award Subject to Company Clawback or Recoupment. To the extent permitted by applicable law, the Awarded Shares shall be subject to clawback or recoupment pursuant to any compensation clawback or recoupment policy adopted by the Board or required by law during the term of your employment or other service that is applicable to the Participant. In addition to any other remedies available under such policy, applicable law may require the cancellation of this Stock Bonus Award and the recoupment of any gains realized with respect to the Stock Bonus Award described in this Agreement.

11.              Compliance with Law. The issuance and transfer of shares of Common Stock pursuant to this Agreement shall be subject to compliance by the Company and the Participant with all applicable requirements of federal and state securities laws, regulatory agencies and any stock exchange or other trading market on which the Company’s shares of Common Stock may be listed or quoted. No shares of Common Stock shall be issued pursuant to this Agreement unless and until any then applicable requirements of state or federal laws and regulatory agencies have been fully complied with to the satisfaction of the Company and its counsel. The Participant understands that the Company is under no obligation to register the shares of Common Stock with the U.S. Securities and Exchange Commission, any state securities commission or any stock exchange to effect such compliance.

12.              Notices. Any notice required to be delivered to the Company under this Agreement shall be in writing and addressed to the General Counsel of the Company at the Company’s principal corporate offices. Any notice required to be delivered to the Participant under this Agreement shall be in writing and addressed to the Participant at the Participant’s address as shown in the records of the Company. Either party hereto may designate another address in writing (or by such other method approved by the Company) from time to time.

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13.               Governing Law. This Agreement will be governed by, construed and enforced in accordance with the internal laws of the State of Nevada without regard to conflict of law principles.

14.               Venue and Jurisdiction. Notwithstanding Section 13 of this Agreement and Section 12(E) (“Choice of Law”) of the Plan, except as the laws of the United States may otherwise require, any and all disputes relating to or arising under this Agreement to enforce this Agreement shall be brought by civil action and resolved only in the United States District Court for the District of Colorado (the “Court”), which shall have and retain continuing and exclusive jurisdiction over this Agreement. The Participant, by virtue of his or her participation in the Plan, irrevocably consents to the jurisdiction and venue in the Court, and that any and all disputes shall be adjudicated solely by the Court, and further irrevocably waive any objection or defense based on lack of venue, personal jurisdiction, forum non conveniens, transfer, priority doctrines, and any defense(s) of similar type or import.

15.              Interpretation. This Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements, representations and understandings. Any dispute regarding the interpretation of this Agreement shall be submitted by the Participant or the Company to the full Board for review. The resolution of such dispute by the Board shall be final and binding on the Participant and the Company.

16.              Successors and Assigns. The Company may assign any of its rights under this Agreement. This Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement will be binding upon the Participant and the Participant’s beneficiaries, executors, administrators and the person(s) to whom this Agreement may be transferred by will or the laws of descent or distribution.

17.              Discretionary Nature of Plan. The Plan is discretionary and may be amended, cancelled or terminated by the Company at any time, in its discretion. The grant of the Stock Award in this Agreement does not create any contractual right or other right to receive any shares of Common Stock or other Awards in the future. Future Awards, if any, will be at the sole discretion of the Company. Any amendment, modification, or termination of the Plan shall not constitute a change or impairment of the terms and conditions of the Participant’s service with the Company.

18.              Amendment. The Board has the right to amend, alter, suspend, discontinue or cancel this Award made pursuant to this Agreement, prospectively or retroactively; provided, that, no such amendment shall adversely affect the Participant’s material rights under this Agreement without the Participant’s consent.

19.               Acknowledgement and Acceptance. The Participant hereby acknowledges receipt of a copy of the Plan together with this Agreement, and any applicable Plan prospectus. The Participant represents that he or she has read and understands the terms and provisions thereof, and accepts this Award subject to all of the terms and conditions of the Plan and this Agreement. The Participant acknowledges that there may be adverse tax consequences upon receipt of the shares of Common Stock issued pursuant to this Agreement or disposition of the shares of Common Stock and that the Participant should consult the Participant’s personal tax advisor prior to such receipt or disposition. In accepting this Award and executing this Agreement, the Participant agrees to accept as binding, conclusive and final all decisions or interpretations of the Company upon any questions relating to the Plan and this Agreement.

20.              Severability. The invalidity or unenforceability of any provision of the Plan or this Agreement shall not affect the validity or enforceability of any other provision of the Plan or this Agreement, and each provision of the Plan and this Agreement shall be severable and enforceable to the extent permitted by law.

21.              Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which, when taken together, will constitute one and the same instrument. Counterpart signature pages to this Agreement transmitted by facsimile transmission, by electronic mail in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written notwithstanding the actual date of signing.

COMPANY:

Medicine Man Technologies, Inc., d/b/a/ Schwazze,
a Nevada corporation

By:	/s/ Daniel R. Pabon

Name:	Daniel R. Pabon

Title:	General Counsel

PARTICIPANT:

/s/ Jonathan Berger

Printed Name: Jonathan Berger

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Medicine Man Technologies, Inc. 2017 Equity Incentive Plan, as amended

[Attached]

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Amended and Restated Prospectus

[Attached]

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